License JCP-08354X, Potential Epithermal Deposit Near Rio Viejo, Bolivar,Colombia

Michael James, RPG G1915 OregonBGE & 355/84 Col. CPG



SENDEROS DE ORO CAMP

OROFINO GOLD

February, 2012

License JCP-08354X, Potential Epithermal Deposit Near Rio Viejo, Bolivar,Colombia

Michael James, RPG G1915 OregonBGE & 355/84 Col. CPG

OROFINO GOLD

Introduction

A new prospect in the Senderos de Oro camp in the San Lucas Range of southern Bolivar Department has recently been converted to a License. It is located about 11 km to the W of Rio Viejo and about 10 km E of the NNE trending mineralized zone where Buena Seña, Culoalzado and La Azul are located and where small scale mining has been active for 15-20 years (Figure 1). The southern Bolivar region has become one of the principal gold producing areas of Colombia since the 1980´s and new deposits are being discovered and worked down to 50 m of depth, by small miners using inefficient methods of mineral extraction and processing. Initial indications suggest that this property might contain a hidden porphyry. Not much information is known about this property since no active mining is occurring presently and previous studies by Guavitá, Anglogold Ashanti and B-2 Gold focused on the areas to the west.

One of its advantages is that there is no active mining or populations developed on the land which is used for raising cattle and planting some corn. The prospect lends itself to an orderly geologic study initiating with analyses of stream sediments and soil profiles, in part because there are no houses, roads or other infrastructure on the land. Features that attract attention include a semi-circular to ovate group of broad, low hills, that separate two NE flowing streams as they leave the San Lucas Massif toward the Magdalena River. Quartz veins and other signs of mineralization have been found in the hills suggesting that beneath a felsic volcanic body is present. In contrast to known intrusions to the west like San Carlos and Santa Helena Hills, in this case the entire system is possibly intact below the surface. Its important to note also that these mineralizations are located along a regional NE trending structure along which acidic Cenozoic volcanism is reported from North Santander Department to this region in Bolivar (150+ km) (Galvis and De La Espriella, .

The total area of JPC-08345X is over 880 Ha. with an irregular shape (Figure 2). Good access to the site exists via the unpaved road that originates to the east in Rio Viejo, Bolivar, and continues to Norosi and Puerto Rico, and the nearby mining areas of Buena Seña, Culoalzado and La Azul (approx. 1 hr. from Rio Viejo). Rio Viejo is serviced by daily ferry service from La Gloria in the Dept. of Cesar and the paved Troncal del Oriente Highway between Santa Marta and cities in the interior. Electric power service is in the process of being installed, if it doesn´t already exist. The nearest international airport is in Bucaramanga Santander, roughly 5 hours to the SE of the area. Access is also possible from Medellin, Antioquia by car or bus (approx.9 hrs.) and from Cartagena (7-8 hours) overland, with excellent international air service to these three cities. The Ferry between



0 5 10 20 30 40
Kms
Bolívar
OCHA
Mar Caribe
Atlántico
Magdalena
Montes de María
Cesar
Depresión Momposina
Sucre
Bolívar
Norte de Santander
Córdoba
Río Cauca
Serranía de San Lucas
Río Magdalena
Antioquia
Santander
Convenciones/Legend
Centros pob/Pop centers
Hidrografía/Hydrography
Altitude/Altura
Meters/Metros
High : 6553
Low : 0

Figure 1. Department of Bolivar, Colombia, Location of JCP-08354 in Norosí municipality

License JCP-08354X


CONVENCIONES

Figure 2. License JCP-08354X, access roads, populations and hydrology.

La Gloria and RioViejo, that crosses the Magdalena River lowland takes about 1 hour and runs once in the morning and once in the afternoon, but there is fairly rapid fluvial taxi service in smaller boats, from La Gloria to Rio Viejo. There is a company in Rio Viejo with several cars in very good condition and excellent drivers/guides who know the area well.

Regional Geological Setting

The San Lucas Terrane consists of a Precambrian basement of feldspathic orthogneisses, metasedimentitas and some granulites covered by a moderately thick sequence of intermediate to felsic volcanoclastic pyroclastic units and sediments mixed with rhyolitic to andesitic flows of Jurassic age known as the Norean Formation. They are the product of a great magmatic event that culminated with the intrusion of the Segovia or Norosí Batholith during the mid to late Jurrassic. The granitic to granodioritic rocks crop out on the surface to the south and west of this area. There are important mesothermal vein deposits being worked on the SW corner of the Batholith and very rich alluvial deposits in the same area have sustained industrial mining for close to a hundred years (Segovia, Remedios, Zaragoza and El Bagre) As the northern area of the same unit is becoming known it appears that other important deposits are going to be found.

The structural tendencies of the crudely bedded volcanoclastic sediments are very evident in satellite imagery. These units generally dip to the NW about 25-35° and have a strong

N25-40E strike orientation as can be appreciated in the satellite image (Figure 3) and the picture of the Norean Fm. Rocks dipping to the right (W), south of Buena Seña about 12 km to the west of JCP-08354 (Figure 4). Regional faults are oriented N50-60E y N65W. This license is located to the east of an important intersection of two important structures. The N65W fault appears to be associated with mineralizations in the Culoalzado area also (Figure 5).



Figure 3. Satellite image of east flank San Lucas Massif showing the location of JCP-08354X.



Figure 4. View to the SW towards Oso Mountain from San Carlos Hill (12km to W) approximately along strike exposing the regional dip angle 25-35° to the west.


1,008,000 mE
1,010,000 mE
1,014,000 mE
1,016,000 mE
1,444,000 mN
1,442,000 mN
1,440,000 mN
1,438,000 mN
1,436,000 mN
1,434,000 mN
1,432,000 mN
Jned
Jnpe
Jnpe
Jnpe
Jnpe
Jnpe
1,442,000 mN
1,440,000 mN
1,438,000 mN
1,436,000 mN
1,434,000 mN
1,008,000 mE
1,010,000 mE
1,012,000 mE
1,014,000 mE

Figure 5. License JCP-08354 located over detailed radar map with litologic units. Note the small circular structures inside the license beneath the letters **Jnpe,** these could be the manifestation of a buried porphyry intrusive.

The license covers a group of broad low hills that reach heights of 50 meters above the wide alluvial terraces where the eastern slope of the San Lucas range joins the alluvial valley of the Magdalena River (Figure 6). The hills are located between San Pablo and Norosi Creeks (Figure 2). The license is about 3.75 km long (N-S) on its eastern boundary. The interesting aspect of the site is the fact that there are circular features in these hills that contrast with the predominant N30-45E trend of Jurassic volcanoclastic and lava deposits.

Published geologic information on the area has been rather scarce. INGEOMINAS and the University Industrial of Santander (Figure 7). have published more complete maps in the last 10 years, and as presented the majority of the hills in this area are generally thought to be underlain by Jurassic Norean Fm. Some workers (Galvis and De La Esprilla, 1992 y 1999, Galvis y Mojica, 2003) have reported that they find evidence of younger volcanic structures and deposits that extend from this area to the NE along the Cesar and Rancheria River Basins. We too find evidence of this younger volcanic phase in the area with the presence of San Carlos, Santa Helena and La Cabaña Hills and the anomalous circular depression known as Cienaga del Cristal, located next to or only a few kilometers to the west of JCP-08354 and the elongate pear shaped flat bottomed basin 11-12 km to the east host of the Cloalzado and La Azul mining camps, both of which suggest the existence of calderas volcanicas into which Au bearing mineralizations have occurred in their floors and walls. In conclusion, preliminary structural and photogeologic conditions offer the possibility that a hidden porphyry might exist beneath this license



Figure 6. These swampy lands and low hills of Terrones and Macedonia, located 7 km to the north of JCP-08354X are similar to the area of the License.



Figure 7. Geologic Map and Schematic profile of the lithogical sequence in the area of JCP-08354. Cenozoic volcanic activity has been demonstrated in adjacent areas.

The only field geologic evidence of mineralization to my knowledge was registered by Geologist Jaime Camacho when he worked with B-2 Gold in the drilling project of San Carlos Hill in 2006-07. He presents two photos of manifestations of mineralizations in these hills which suggest that there could be an interesting source rock below (Figures 8 and 9).


Bifurcating Quartz Veins carrying sulfides and magnetite in this photo
demonstrate the appearance of hydrothermal alteration in JCP-08354
signifying a good possibility for an epithermal gold deposit

Figure 8. Evidence of hydrothermal alteration in JCP-08354


Another sign is hydrothermal injection breccia
26/04/2037

Figure 9. Another sign of a potential hidden epithermal deposits in JCP-08354X

Conclusions

License JCP-08354X is located in the "Middle Mineralized Zone" of the Southern Bolivar gold belt. The Bolivar region of Colombia has grown to be the principal production area of precious metals in the country over the last 25 years, almost completely through small and medium sized mines working in up to 170 different sites.

There are several reasons why industrialized mining has not been initiated. First this area has historically been unstable, but social conditions have changed radically in the last 6 to 7 years, offering a population oriented toward mining, hungry for opportunities to be employed in organized underground mining and associated businesses. Second transportation and energy distribution infrastructure has been deficient and that too is in the process of being improved. Third, serious exploration efforts by national and international mining companies have been scarce, but that too is changing, hence this region has become very attractive for exploration and industrial mining ventures of different sizes. In fact it has become one of the principal areas of interest in the growing Colombian "Gold Rush".

The site is subtle geologically in that it is on the edge of the rugged San Lucas Massif, and as the cover photo demonstrates appears to be almost flat land, however geologically it is situated close to a well-defined mineralized area 11 km to the west, and clearly within an area marked by numerous "volcanic caldera-like" depressions into which small rhyolitic plugs and cones and persistant vein systems have formed during the late Cenozoic period. The known mineralizations of Buena Seña, Culoalzado and La Azul which cropped out on

the surface and have been the focus of small miner activity for about 20 years, demonstrate the potential richness of veins formed in these structures (OROFINO has sample results as high as 146 g Au/t, 1011 g Ag/t and 5% Cu, in these mines). In contrast the interesting possibility of JCP-08354X is that it may be a hidden porphyry.

The location is strategic in terms of being located near a youthful N60W fault where it intercepts several of the older N30-45E faults. In radar images a weak circular structure about 1 km in diameter is observed in the low hills within the License, and anomalous features continue over an area of perhaps 3 km. in diameter.

There are no active mines, or human settlements on the site so potential conflicts with small miners is minimal. A complete exploration program initiating with stream and soil sampling, detailed geological mapping and local geophysical surveys can be carried out in relative peace since there isn´t mining activity going on around as in the other cases. Fewer people, fewer problems. It is an ideal site to eventually develop an industrial mine in that it is relatively close to the Magdalena River, better energy distribution and highways are being developed at this time and certainly the possibility of developing a serious project would speed these activities up, and there is a local trainable and interested labor pool. JCP-08354X is a license with potential and yet is relatively economical since so little is known about the site and the fact that social complications should be minimal

Bibliography

Galvis, J. & De la Espriella, R., 1992, Vulcanismo Terciario al Sur de la Isla de Mompox, Rev. Acad. Co. De Ciencias Fis. Ex. Y Nat.

Galvis, J. & De la Espriella, R., 1999, Vulcanitas cenozoicas en el piedemonte suroriental de la Sierra Nevada de Santa Marta y el la Serrania de Perijá, Rev. Acad. Co. De Cienc. 23(87): 213-224.

Galvis, J & D. Mojica, 2003, Cubiertas piroclásticas cenozoicas en la parte septentrional del Valle Medio del Magdalena y Mesas de Santander, Rev. Acad. Colomb. Cienc. 27(103): 217-223.

INGEOMINAS, 2007 Mapa Geológica de Colombia.

Instituto Nacional Geográfico Agustín Codazzi, Imagen de Radar

OROFINO, 2011, unpublished laboratory data.